                              TAX SHARING AGREEMENT

               THIS TAX SHARING AGREEMENT made as of the 1st day of January, 1997, by and among ISP Holdings Inc., a Delaware corporation ("Holdings"), International Specialty Products Inc., a Delaware corporation ("ISP"), and each of the following Delaware corporations: Bluehall Incorporated, ISP (Puerto Rico) Inc., ISP Chemicals Inc., ISP Environmental Services Inc., ISP Filters Inc., ISP Fine Chemicals Inc., ISP Global Technologies Inc., ISP International Corp., ISP International Filters Inc., ISP Investments Inc., ISP Management Company Inc., ISP Mineral Products Inc., ISP Minerals Inc., ISP Newark Inc., ISP Real Estate Company, Inc., ISP Realty Corporation, ISP Technologies Inc., ISP Van Dyk Inc., and Verona Inc.;

               WHEREAS, Holdings is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") and ISP is a member of said affiliated group;

               WHEREAS, Holdings and ISP wish to provide for the allocation among them of the consolidated federal income tax liability of said affiliated group and certain related matters;

               NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, it is agreed as follows:

               1. Definitions

                  a. Where applicable, terms used in this Agreement shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the Code, and the regulations and rulings issued thereunder, as in effect from time to time.

                  b. For purposes of this Agreement, the terms set forth below shall be defined as follows:

                      (i) Holdings Group -- Holdings, ISP and all corporations (whether now existing or hereafter formed or acquired) that at the time join with Holdings (or any successor common parent corporation) in filing a consolidated federal income tax return.

                      (ii) Parent -- Holdings, or any successor common parent corporation of the Holdings Group.

                      (iii) ISP -- ISP, or any successor corporation.

                      (iv) ISP Group -- ISP and any subsidiary corporation (whether now existing or hereafter formed or acquired) which would be included in the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which ISP would be the common parent but for the inclusion of ISP in the Holdings Group.

                      (v) Holdings Group Actual Tax Liability -- The consolidated federal income tax liability reported on the consolidated federal income tax return filed by the Holdings Group for the taxable year.

                      (vi) ISP Group Tax Liability -- The hypothetical consolidated federal income tax liability, determined at the end of the taxable year, of the ISP Group computed as if the ISP Group had filed its own consolidated federal income tax return for such taxable year and all prior taxable years beginning January 1, 1997 or thereafter during the term of this Agreement; provided, that an item which was not taken into account in calculating the ISP Group Tax Liability in any such prior year by reason of the limitations set forth in this definition shall be carried forward to the subsequent year (if the carryforward of such item shall not have expired under applicable provisions of the Code) and shall be taken into account in computing the ISP Group Tax Liability in such subsequent year, subject to the limitations set forth in this definition: (1) subject to the modifications specified in Treas. Reg. Sec. 1.1552-1(a)(2)(ii), other than the modifications specified in Treas. Reg. Sec. 1.1552-1(a)(2)(ii)(a) and Treas. Reg. Sec.

1.1552-1(a)(2)(ii)(b); (2) using the highest marginal federal income tax corporate rate applicable to such taxable year; (3) using the same elections and methods of accounting as are used with respect to the ISP Group in the determination of the Holdings Group Actual Tax Liability; (4) using an amount of carryback and carryforward of ISP Group deduction, loss or credit to offset the ISP Group's hypothetical consolidated federal taxable income (or, in the case of credits against tax, liability for tax) after taking into account all items of deduction, loss or credit of all members of the Holdings Group for the current taxable year; (5) except in the case of foreign tax credits, using an amount of the ISP Group deduction, loss or credit (whether currently or as a carryback or carryforward) to offset the ISP Group's hypothetical consolidated federal taxable income (or, in the case of credits against tax, liability for tax) only when and to the extent such deduction, loss or credit reduces the Holdings Group Actual Tax Liability or reduces the Holdings Group actual consolidated federal taxable income for such year during the term of this Agreement (taking any carryback or carryforward of such deduction, loss or credit into account on a pro rata basis with those of all members of the Holdings Group other than the ISP Group); provided, that the limitation in this clause (5) shall not apply to those items ("ISP Group Excepted Items") of deduction, loss or credit for the taxable year or those items comprising the net operating loss deduction, in both cases to the extent such items are not subject to a specific limitation under the Code (e.g., in the case of an ISP Group capital loss, the limitation in this clause (5) shall apply (i.e., it can be used only when and to the extent such loss reduces the Holdings Group Actual Tax Liability or reduces the Holdings Group actual consolidated federal taxable income for such year during the term of this Agreement) and in the case of an ordinary and necessary business expense of the ISP Group the limitation in this clause (5) shall not apply); (6) using an amount of the ISP Group foreign tax credit in any taxable year to offset the ISP Group's hypothetical consolidated federal tax liability for such year as follows: (A) if the Holdings Group Actual Tax Liability for such taxable year (determined without regard to the ISP Group's foreign tax credit for such year) does not exceed $12,000,000, using an amount of the ISP Group's foreign tax credit generated in such taxable year not to exceed $12,000,000; provided, if the Holdings Group Actual Tax Liability for such taxable year exceeds zero by reason of income attributable to ISP, the amount of ISP's foreign tax credit utilized in such taxable year would be reduced by the amount of such excess; (B) if the Holdings Group Actual Tax Liability for such taxable year (determined without regard to the ISP Group's foreign tax credit for such year) exceeds $12,000,000, using an amount of the ISP Group's foreign tax credit generated in such taxable year not to exceed the amount of foreign tax credit actually utilized by Parent to reduce the Holdings Group Actual Tax Liability for such taxable year (taking such credit into account on a pro rata basis with those of all members of the Holdings Group other than the ISP Group for such taxable year, but prior to taking into account any carryforward of credits generated in prior taxable years); and (C) using an amount of carryback and carryforward of the ISP Group's foreign tax credit only when and to the extent such credit reduces the Holdings Group Actual Tax Liability during the term of this Agreement (taking such carryforward or carryback into account on a pro rata basis with those of all members of the Holdings Group other than the ISP Group); and (7) without regard to any change or adjustment to the tax attributes, including basis in assets, of any member of the Holdings Group arising from the transactions relating to the formation of the ISP Group. The ISP Group Tax Liability shall be determined each taxable year by Parent in its sole discretion.

                      (vii) ISP Group Estimated Tax Liability -- ISP Group's Tax Liability, determined through the end of each period for which estimated federal income tax payments on a consolidated basis are due. The ISP Group Estimated Tax

Liability shall be determined each taxable year by Parent in its sole discretion, in accordance with the principles of subparagraph 1(b)(vi) hereof.

                      (viii) ISP Group Tax Refund -- The hypothetical consolidated federal income tax refund for any year to which the ISP Group would be entitled, determined in accordance with the principles of subparagraph 1(b)(vi) and using an amount of carryback of ISP Group Excepted Items only when and to the extent such deduction, loss or credit reduces the Holdings Group Actual Tax Liability or reduces the Holdings Group actual consolidated federal taxable income for such year during the term of this Agreement (taking such deduction, loss or credit into account on a pro rata basis with those of all members of the Holdings Group other than the ISP Group); provided, such loss, deduction or credit has not been previously utilized to reduce the ISP Group Tax Liability or the ISP Group hypothetical consolidated federal taxable income. The ISP Group Tax Refund shall be determined each taxable year by Parent in its sole discretion.

                      (ix) tax -- regular corporate income tax or corporate alternative minimum tax and environmental tax together with any and all interest, additions to tax, fines and penalties payable with respect thereto.

               2. PAYMENTS OF CONSOLIDATED FEDERAL INCOME TAX LIABILITY; FILING OF RETURNS

                    a.   Tax Payments by Parent; Filing of Returns

               Parent shall file consolidated federal income tax returns and estimated tax returns for each taxable year during the term of this Agreement, which returns shall include the ISP Group, and shall pay in full any tax shown on such returns.

                    b.   Payment of ISP Group Tax Liability

               For each taxable year or portion thereof during which ISP is included in a consolidated federal income tax return with Parent, ISP will pay to Holdings an amount equal to the ISP Group Tax Liability. To the extent that the obligation to pay such amount has not been fully satisfied pursuant to paragraph 2(c), ISP shall pay any such remaining amount to Holdings no later than five (5) days prior to the due date for the filing by Parent of the consolidated federal income tax return for the Holdings Group (without regard to extensions).



               c.   Estimated Payments

               On any date on which Parent is to make an estimated federal income tax payment of the Holdings Group on a consolidated basis, ISP will make an estimated payment to Holdings in an amount equal to the ISP Group Estimated Tax Liability (reduced by all prior payments required to be made by ISP under this paragraph 2(c) with respect to the same taxable year). If the total of such estimated payments made by ISP to Holdings with respect to a taxable year shall be in excess of the liability of ISP to Holdings pursuant to paragraph 2(b) for such taxable year, Holdings shall pay the amount of such excess to ISP, (x) to the extent that such excess (or part thereof) represents all or part of a tax refund to be received by the Holdings Group, no later than five (5) days after the receipt of such refund with an allocable share of interest received thereon (net of tax; provided, such interest shall not be treated as an item of income of the ISP Group under this Agreement); (y) to the extent such excess (or part thereof) represents all or part of a credit against the Holdings Group's estimated tax for a succeeding taxable year, no later than five (5) days after such estimated tax payments against which such excess is credited is to be paid by the Parent; or (z) to the extent (x) and (y) do not apply to such excess (or part thereof), no later than the date on which Parent files the consolidated federal income tax return for the Holdings Group.

               d.   Tax Refunds

                      (i) Holdings shall pay to ISP the amount of any ISP Group Tax Refund for each taxable year ending after the date hereof.

                      (ii) The payments described in this paragraph 2(d) shall be made no later than (i) in the case of an actual refund to which the Holdings Group is entitled, five (5) days after such refund is received by Parent on behalf of the Holdings Group or (ii) otherwise, five (5) days after the date on which Parent files the consolidated federal income tax return for the Holdings Group.

               3.   CHANGES IN TAX LIABILITY

               a. If any of the Holdings Group consolidated federal income tax returns for taxable years of Holdings ending on or after January 1, 1997 is changed or otherwise adjusted (including, without limitation, by reason of the filing of an amended return, a "final determination" as defined in Section 1313(a) of the Code or any of the events specified in Section 6213(b) or (d) of the Code), then the amount of the events specified in Section 6213(b) or (d) of the Code), then the amount of the payment required (1) from ISP to Holdings under paragraph 2(b) or
(2) from Holdings to ISP under paragraph 2(d), as the case may be, shall be recomputed by substituting the amount of the Holdings Group Actual
Tax Liability (or the Holdings Group actual consolidated federal taxable income), the ISP Group Tax Liability (or the ISP Group hypothetical consolidated federal taxable income), or the ISP Group Tax Refund after the adjustments described above in place of the Holdings Group Actual
Tax Liability (or the Holdings Group actual consolidated federal taxable income), the ISP Group Tax Liability (or the ISP Group hypothetical consolidated federal taxable income), or the ISP Group Tax Refund as previously computed. Not later than (i) five (5) days prior to the due date for any additional payment of tax by the Holdings Group or five (5) days after the receipt of a refund or (ii) five (5) days after the event giving rise to the recomputation if such event will not result in the payment of additional tax or the receipt of a refund, ISP shall pay to Holdings, or Holdings shall pay to ISP, as the case may be, the difference between the new ISP Group Tax Liability (or Refund) and the amounts previously paid. The parties recognize that such new liability
(or Refund) for
any taxable year is not necessarily the Holdings Group's or the ISP Group's final liability for that taxable year, and may be recomputed in accordance with this paragraph 3(a) more than once.

               b. If any of the Holdings Group consolidated federal income tax returns for taxable years of Holdings ending on or before January 1, 1997 is changed or otherwise adjusted (including, without limitation, by reason of the filing of an amended return, a "final determination" as defined in Section 1313
(a) of the Code or any of the events specified in Section 6213(b) or (d) of the
Code), then ISP shall pay to Holdings an amount equal to any tax that would be payable by reason of any such change or adjustment relating to the business or assets of ISP (other than taxes, if any, arising from the transactions relating to the formation of ISP Group). Such payments shall be determined by Parent, in its sole discretion, in accordance with principles analogous to these set forth herein and shall be made not later than (i) five (5) days prior to the due date for any additional payment of tax by the Holdings Group or (ii) five (5) days after the event giving rise to the change or adjustment if such event will not result in the payment of additional tax. The parties recognize that such payment for any taxable year is not necessarily the ISP Group's final liability under this paragraph 3(b) for that taxable year, and may be recomputed in accordance with this paragraph 3(b) more than once.

               c. Payments made pursuant to paragraph (a) shall include an allocable portion of any interest paid or credited by the Internal Revenue Service (net of tax; provided, such interest shall not be treated as an item of income of the ISP Group); payments made pursuant to paragraphs (a) and (b) shall not themselves bear interest.

               4.   NEW MEMBERS

               If sufficient stock of any corporation is acquired hereafter by any member of the ISP Group so that the corporation becomes a member of the ISP Group ("New Member"), the New Member shall become a party to this Agreement by delivering to the Parent a written instrument to such effect. ISP shall use its best efforts, if so requested by Holdings, to cause the delivery of such written instrument and the execution of Form 1122, Authorization and Consent of Subsidiary Corporation to be Included in a Consolidated Income Tax Return. The parties hereto hereby agree to the inclusion of any such New Member as a party to this Agreement.

               5.   ALLOCATION OF STATE AND LOCAL
                    INCOME TAX LIABILITY

                    a. In the event that (i) any member of the ISP Group and
(ii) at least one member of the Holdings Group not including any member of the ISP Group elect or are required to file consolidated, combined or unitary state or local income tax returns or otherwise become liable for state or local income taxes determined on a consolidated, combined or unitary basis, principles analogous to those set forth herein for the payment of consolidated federal income tax liability and refunds thereof shall be used to determine the respective shares of such taxes and the amount of any payments due ISP from Holdings on behalf of all members of the Holdings Group other than the ISP Group and the amount and timing of payments to be made in respect thereof.

               b. If the Holdings Group consolidated, combined or unitary state or local income tax returns or the separate state or local income tax returns of Holdings or any member of the Holdings Group, in both cases for taxable years of Holdings ending on or before January 1, 1997 are changed or otherwise adjusted (including, without limitation, by reason of the filing of an amended return, a "final determination" as defined in Section 1313(a) of the Code or any of the events specified in Section 6213(b) or (d) of the Code), then ISP shall pay to Holdings an amount equal to any tax that would be payable by reason of any such change or adjustment relating to the business or assets of the ISP Group (other than taxes, if any, arising from the transactions relating to the formation of the ISP Group). Such payments shall be determined by Parent, in its sole discretion, in accordance with principles analogous to those set forth herein and shall be made not later than (i) five (5) days prior to the due date for any additional payment of tax by the Holdings Group or (ii) five (5) days after the event giving rise to the change or adjustment if such event will not result in the payment of additional tax. The parties recognize that such payment for any taxable year is not necessarily the ISP Group's final liability under this paragraph 5(b) for that taxable year, and may be recomputed in accordance with this paragraph 5(b) more than once. Payments made pursuant to this paragraph (b) shall not themselves bear interest.

               6.   PAYMENT

               a. Any payment required by ISP to Holdings under paragraph 2(b), paragraph 2(c), paragraph 9(c) or paragraph 9(d) shall be made (i) first, by reducing the amount of any account payable of Holdings to the ISP Group created under paragraph 6(b) (but not below zero) and (ii) thereafter in cash.

               b. Any payment required by Holdings to ISP pursuant to paragraph 2(d) shall be made at the option of Holdings (i) in cash or (ii) by entering or increasing an account payable of Holdings to ISP on the books of account of Holdings; provided that Holdings shall pay to ISP the amount of any ISP Group Tax Refund for a taxable year ending after the date hereof in cash if and to the extent that the Holdings Group receives a refund from a taxing authority for such taxable year, together with an allocable share of any interest received with respect thereto (net of tax; provided, such interest shall not be treated as an item of income of the ISP Group under this Agreement); and provided, further, that Holdings shall not pay to ISP an amount greater than the amount of refund with interest actually received thereon (net of tax; provided, such interest shall not be treated as an item of income of the ISP Group under this Agreement) received from the taxing authority.

               c. Any account payable created under this paragraph 6 from Holdings to ISP shall be due on the earlier of (i) such date as Holdings no longer owns (directly or indirectly) more than 50% of the outstanding stock of ISP or (ii) the dates of the filing of federal income tax returns of ISP for taxable years of ISP following the last taxable year in which it was a member of the Holdings Group to the extent each such return reflects a tax liability which would have reduced the account payable under paragraph 6(a) were ISP still a member of the Holdings Group and subject to the terms of this Agreement.


               7.   SPECIAL PROVISIONS REGARDING ISP
                    GROUP'S FOREIGN TAX CREDIT

               a. At the end of each taxable year, Holdings shall enter or increase an account payable of Holdings to ISP in an amount equal to the excess, if any, of the ISP Group's foreign tax credits for such year (subject to the foreign tax credits being allowed under ISP Group's separate foreign tax credit limitation, taking into account carrybacks and carryforwards under Section 904 of the Code) over the ISP Group's foreign tax credits taken into account under subparagraph 1(b)(vi)(6)(A) or subparagraph 1(b)(vi)(6)(B) (such excess being referred to as "Excess Foreign Tax Credits").

               b. Such account payable shall be reduced (i) at the end of each taxable year of ISP during the term of this Agreement to the extent that Excess Foreign Tax Credits are utilized under subparagraph 1(b)(vi)(6)(C) and (ii) at the end of each taxable year of ISP following the last taxable year in which it was a member of the Holdings Group to the extent the federal income tax return of ISP for such taxable year reflects a tax liability which is reduced by such Excess Foreign Tax Credits (taking such Excess Foreign Tax Credits into account prior to those of ISP and all other members of the ISP Group).

               c. The balance of such account payable, if any, shall be paid from time to time on the date that is thirty (30) days following the expiration of the statute of limitations on assessment of tax for the last year to which such Excess Foreign Tax Credits or item thereof may be carried forward.

               8.   PROCEDURAL MATTERS

               Parent shall prepare and file the consolidated federal income tax returns, consolidated, combined or unitary state or local income tax returns and any other returns, documents or statements required to be filed with respect to the determination of the consolidated, combined or unitary federal, state or local income tax liability of the Holdings Group or members thereof for all taxable years of the Holdings Group or members thereof (including taxable years ending prior to or including the date hereof). In its sole discretion, Parent shall have the right to make all decisions with respect to such returns and all matters relating to the federal, state or local income tax liability of the Holdings Group and members thereof for all taxable years of the Holdings Group or members thereof (including taxable years ending prior to or including the date hereof) including, without limitation, the right (a) to determine (i) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported and whether any amended returns shall be filed, (ii) whether any filing extensions may be requested and (iii) the elections that will be made by any member, (b) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns, (c) to file, prosecute, compromise or settle any claim for refund and
(d) to determine whether any refunds, to which the Holdings Group may be entitled, shall be paid by way of refund or credited against the tax liability for the affiliated group. Each member of the Holdings Group hereby irrevocably appoints Parent as its agent and attorney-in-fact to take such action (including the execution of documents) as Parent may deem appropriate to effect the foregoing.

               9.   TERMINATION OF AFFILIATION.

               a. In the event that any member of the ISP Group ceases to be included in the Holdings Group ("Former Member"), the Parent and the Former Member shall furnish each other with information required to prepare (i) the consolidated federal income tax return of the Holdings Group for the last taxable year in which the Former Member had been included in the Holdings Group and (ii) the federal income tax returns for all taxable years thereafter of the Former Member (and its predecessors and subsidiaries) and the Parent, respectively, in which the tax liability of either may be affected by their former affiliation (including, for example, the apportionment of any consolidated net operating or capital loss or investment or foreign tax credit carryover to the Former Member). The Former Member shall not, without the prior written consent of the Parent (which may be withheld by Parent in its sole discretion), file an application for a carryback adjustment of the tax, for a taxable year in which the Former Member was included in the Holdings Group and a consolidated federal income tax return was filed, by reason of a net operating loss deduction. The Former Member may file an application for a carryback adjustment of the tax for a taxable year in which the Former Member was included in the

Holdings Group and a consolidated federal income tax return was filed by reason of a capital loss or tax credit carryback and shall be entitled to that portion of the actual refund that is attributable to the Former Member under the consolidated return regulations; provided, however, that the Former Member shall not be entitled to any portion of such refund to the extent the items giving rise to such carryback have been previously utilized to reduce the ISP Group Tax Liability (or the ISP Group hypothetical consolidated federal taxable income) or gave rise to an ISP Group Tax Refund.

               b. The Parent and its subsidiaries and the Former Member shall also furnish each other with all information in their hands as may be reasonably requested by the other and relates to a taxable year in which the Former Member had been included in the Holdings Group.

               c. If the Former Member has a carryforward of a deduction, loss or credit to a taxable year following the last taxable year in which it joined in the filing of a consolidated federal income tax return with the Holdings Group which has reduced the ISP Group Tax Liability (or the ISP Group hypothetical consolidated federal taxable income) or gave rise to an ISP Group Tax Refund, then ISP shall pay to Holdings, at the time such carryforward is actually utilized, an amount equal to the benefit derived therefrom.

               d. If the Former Member, in a taxable year following the last taxable year in which it joined in the filing of a consolidated federal income tax return with the Holdings Group, realizes any tax benefit by reason of any change or adjustment to the tax attributes, including basis in assets, of any member of the Holdings Group arising from the transactions relating to the formation of the ISP Group, then ISP shall pay to Holdings at the time such benefits are actually utilized the amount of benefit derived therefrom.

               e. Payments which would have been required under paragraphs 2, 3 or 5 to or by a Former Member, were the Former Member still a member of the Holdings Group, and with respect to taxable year(s) for which the Former Member was a member of the Holdings Group, shall be made in accordance with principles analogous to those set forth in such paragraph(s) and at the time(s) set forth therein.

               10.  DETERMINATIONS

               In the case of a dispute, all determinations required hereunder for each taxable year shall be made by the independent public accountants regularly employed by Parent at the time the return is filed for such taxable year. Such determination shall be binding and conclusive upon the parties for the purposes hereof.

               11.  EFFECTS OF AGREEMENT


               a. As among Parent, and the ISP Group, the provisions of this Agreement shall fix the liability of each to the other as to the matters covered hereunder, even if such provisions are not controlling for tax or other purposes (including, but not limited to, the computation of earnings and profits for federal income tax purposes), and even if Parent and other corporations which now are, or which from time to time may become, members of the Holdings Group enter into other arrangements for the allocation of the portion of the total tax liability of the Holdings Group which is allocable to them.


               b. This Agreement shall be effective as of January 1, 1997 and shall remain in effect for each taxable year ending after the date hereof during which ISP or any of its domestic subsidiaries, as the case may be, is included in a consolidated federal income tax return filed by the Parent; provided, however, that the provisions of paragraphs 2, 3, 5, 6, 7, 9 and 12 shall survive until thirty (30) days after the expiration of the statute of limitations on assessment of tax for the last year in which ISP or any of its domestic subsidiaries, as the case may be, was a member of the Holdings Group.

               12.  INDEMNITY

               a. Each member of the ISP Group agrees, jointly and severally, to indemnify Parent and each other member of the Holdings Group for the amount of any tax paid by Parent or such other member (whether by application of Treas. Reg. Sec. 1.1502-6 or similar provision of state or local law or otherwise) which constitutes any unpaid ISP Group Tax Liability under this Agreement.

               b. Parent and each signatory to this Agreement (other than members of the ISP Group) agrees, jointly and severally, to indemnify the ISP Group for the amount of any tax paid by the ISP Group (whether by application of Treas. Reg. Sec. 1.1502-6 or similar provision of state or local law or otherwise ) in excess of the amount which constitutes any ISP Group Tax Liability.

               c. Any indemnity payable pursuant to paragraph 12(a) or 12(b) hereof shall be payable on demand by the indemnitor(s) immediately after the indemnitee pays such indemnified liability and provides proof of payment to the indemnitor.

               If an indemnity is not paid within five (5) business days following a demand, the amount owed shall bear interest at the Base Rate (as that term is defined in the Credit Agreement, dated as of July 26, 1996, among International Specialty Products Inc., its principal domestic subsidiaries, The Chase Manhattan Bank (National Association), as Administrative Agent and the Banks named therein) plus two percent.

               13.  MISCELLANEOUS PROVISIONS

               a. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party.

               b. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware from time to time obtaining.

               c. This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.

               d. All notices and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid addressed to the party to which the notice or other communication is given at 1361 Alps Road, Wayne, New Jersey 07470.

               e. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               f. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            ISP HOLDINGS CORPORATION

                             By: /s/ Mark A. Presto
                                 ---------------------------
                               Its: Vice President
                                   --------------------------

                             INTERNATIONAL SPECIALTY
                                  PRODUCTS INC.

                             By: /s/ Mark A. Presto
                                 ---------------------------
                               Its: Vice President
                                   --------------------------

                              BLUEHALL INCORPORATED
                              ISP (PUERTO RICO) INC.
                              ISP CHEMICALS INC.
                              ISP ENVIRONMENTAL SERVICES INC.
                              ISP FILTERS INC.
                              ISP FINE CHEMICALS INC.
                              ISP GLOBAL TECHNOLOGIES INC.
                              ISP INTERNATIONAL CORPORATION
                              ISP INTERNATIONAL FILTERS INC.
                              ISP INVESTMENTS INC.
                              ISP MANAGEMENT COMPANY, INC.
                              ISP MINERAL PRODUCTS INC.
                              ISP MINERALS INC.
                              ISP NEWARK INC.
                              ISP REAL ESTATE COMPANY, INC.
                              ISP REALTY CORPORATION
                              ISP TECHNOLOGIES INC.
                              ISP TECHNOLOGIES INC.
                              ISP VAN DYK INC.
                              VERONA INC.

                             By: /s/ Mark A. Presto
                                 ---------------------------
                              Their: Vice President
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